UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported):  March 4, 2009

Travelzoo Inc.

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(Exact Name of Registrant as Specified in Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	000-50171 ------------------- (Commission File Number)	36-4415727 --------------------------- (I.R.S. Employer Identification Number)

590 Madison Avenue, 37th Floor New York, New York ---------------------------------------------------- (Address of Principal Executive Offices)	10022 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(212) 484-4900

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As disclosed in the Company’s Current Report on Form 8-K filed on January 15, 2009, the Company has promoted Jason Yap, 39 years old, to Executive Vice President, Asia Pacific, effective March 1, 2009. Mr. Yap will oversee the Company’s operations in the Asia Pacific region, which includes operations in Australia, Hong Kong, China, Japan and Taiwan. Mr. Yap served as the Company’s Executive Vice President, Japan, Australia and Singapore from May 2007 to February 2009 and was responsible for the Company’s operations in those regions. From 2001 to 2007, Mr. Yap held several executive positions at STAR Group Limited, a Newscorp company, most recently as Vice President, Digital Content & Marketing.

On February 20, 2007, Mr. Yap and the Company entered into a Service Agreement which became effective May 6, 2007. Under the Service Agreement, Mr. Yap’s annual salary is reviewed by the Company’s Board of Directors each year. The Service Agreement entitles Mr. Yap to receive a quarterly performance bonus based on (i) the achievement of certain revenue, operating income and subscriber goals and (ii) a performance evaluation conducted by the Company’s Chief Executive Officer. The Board may review from time to time the range of quarterly bonus payments Mr. Yap is entitled to receive. Mr. Yap is also entitled to be reimbursed up to HK$1,100,000 (approximately US$141,800) for tuition and expenses relating to his pursuit of a Masters in Business Administration and to participate in or receive benefits under the Company’s medical benefit and retirement plans.

The Service Agreement is currently terminable without cause by either party upon three months notice. In the event the Company terminates the Service Agreement without cause and fails to satisfy the notice requirement, it must pay Mr. Yap an amount equal to the salary and quarterly performance bonus he would be entitled to receive during the notice period. The Company may also terminate the Service Agreement with cause (as defined in the Service Agreement) at any time.

For a period of one year following his employment with the Company, Mr. Yap is subject to non-competition and non-solicitation restrictions in Australia, Hong Kong, India, Japan, China, South Korea and Taiwan.

A copy of the Service Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.

(e) On March 4, 2009, the Compensation Committee of the Board approved an increase in Mr. Yap’s annual salary to HK$1,975,700 (approximately US$255,000). The Committee also increased the maximum quarterly performance bonus Mr. Yap may receive to HK$253,000 (approximately US$32,600). The increases were effective as of March 1, 2009.

Item 9.01.   Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC. (Registrant)

Date: March 5, 2009	By:	/s/ Wayne Lee
Wayne Lee Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Service Agreement between Thian Seng Yap and the Company dated February 20, 2007.